UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2022

MASTEC, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	MTZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 8.01 under the headings “IEA Notes” and “Borrowing Under MasTec Term Loan Agreement” is incorporated herein by reference.

Item 8.01.	Other Events.

Consummation of Acquisition of IEA

On October 7, 2022, MasTec, Inc., a Florida corporation (the “Company”), completed its previously announced acquisition of Infrastructure and Energy Alternatives Inc., a Delaware corporation (“IEA”), pursuant to the Agreement and Plan of Merger, dated July 24, 2022 (the “Merger Agreement”), by and among the Company, IEA, and Indigo Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into IEA (the “Merger”), with IEA continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of the Company.

A description of the consideration payable to holders of IEA’s common stock, par value $0.0001 per share (the “IEA Common Stock”) is set forth under the heading “The Agreements—Description of the Merger Agreement—Consideration in the Merger,” in the Proxy Statement/Prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 8, 2022 (the “Proxy Statement/Prospectus”), and such description is incorporated herein by reference.

A description of the consideration payable to holders of IEA stock options, restricted stock units and performance stock units is set forth under the heading “The Agreements—Description of the Merger Agreement—Treatment of Stock Options, Warrants and Other Equity-Based Award,” in the Proxy Statement/Prospectus and such description is incorporated herein by reference.

A description of the consideration payable to holders of IEA anti-dilution warrants, pre-funded warrants, series B warrants and SPAC warrants is set forth under the heading “The Agreements—Description of the Merger Agreement—Treatment of Stock Options, Warrants and Other Equity-Based Award,” in the Proxy Statement/Prospectus and such description is incorporated herein by reference.

As a result of the Merger, among other things, the Company is issuing approximately 2,651,719 shares of common stock of the Company to the former holders of IEA Common Stock and registering the issuance of an additional 128,205 shares of common stock of the Company in connection with certain former IEA warrants that, if and when exercised, will be settled, in part, with shares of the Company’s common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by IEA with the SEC on July 25, 2022, and is incorporated by reference into this Item 8.01.

IEA Notes

As of the effective time of the Merger, IEA Energy Services LLC (the “IEA Issuer”), a wholly-owned subsidiary of IEA, under the IEA Issuer’s 6.625% Senior Notes due 2029 (“IEA Notes”) and the Indenture, dated as of August 17, 2021 (the “IEA Indenture”), by and among the IEA Issuer, the guarantors named therein and Wilmington Trust, National Association, as Trustee (the “Trustee”), became an indirect wholly-owned subsidiary of the Company.

The IEA Notes are the IEA Issuer’s senior unsecured obligations and rank equally in right of payment with all of the IEA Issuer’s future senior unsecured indebtedness and senior in right of payment to any of the IEA Issuer’s future subordinated indebtedness. The IEA Notes were guaranteed by the Guarantors (as defined in the IEA Indenture) pursuant to the IEA Indenture at the time the IEA Notes were issued. The Guarantors of the IEA Notes were automatically and unconditionally released and discharged from their obligations under the IEA Indenture upon the repayment in full and termination of IEA’s existing credit facility and the resulting release of the Guarantors under such credit facility. The IEA Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries and will be effectively subordinated to any secured indebtedness of IEA Issuer, to the extent of the value of the collateral securing such indebtedness.

At any time prior to August 15, 2024, the IEA Issuer may also redeem some or all of the IEA Notes at a price equal to 100% of the principal amount of the IEA Notes, plus a “make-whole premium,” together with accrued and unpaid interest, if any, to, but not including, the date of redemption. In addition, at any time prior to August 15, 2024, the IEA Issuer may redeem up to 40% of the original principal amount of the IEA Notes with the proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the IEA Notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption. On or after August 15, 2024, the IEA Notes are subject to redemption at any time and from time to time at the option of IEA Issuer, in whole or in part, at specified redemption prices (expressed as percentages of principal amount) of 103.3% declining over a two-year period to 100.0%.

The terms of the IEA Indenture, among other things, limit the IEA Issuer’s ability to incur additional indebtedness; pay dividends or make other restricted payments; make loans and investments; incur liens; sell assets; enter into affiliate transactions; enter into certain sale and leaseback transactions; enter into agreements restricting the Issuer’s subsidiaries’ ability to pay dividends; and merge, consolidate or amalgamate or sell all or substantially all of its property, subject to certain thresholds and exceptions. Certain of such limitations are suspended for so long as the IEA Notes are rated “investment grade” by at least two nationally recognized statistical rating agencies, subject to certain conditions. The IEA Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The foregoing summary of the IEA Indenture does not purport to be complete and is subject to and is qualified in its entirety by reference to the IEA Indenture, which is filed as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference.

Borrowing Under MasTec Term Loan Agreement

As previously reported, on September 1, 2022, the Company entered into a new unsecured delayed draw term loan agreement (the “Term Loan Agreement”) among the Company and MasTec North America, Inc., as borrowers, Bank of America, N.A., as Administrative Agent and the other lenders party thereto, which provided for $700 million in delayed draw term loan commitments. On October 7, 2022, the Company borrowed the full $700 million in term loans available under the Term Loan Agreement to fund a portion of the cash consideration paid to IEA shareholders in connection with the Merger.

The description of the Term Loan Agreement contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement. The Term Loan Credit Agreement was attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on September 1, 2022, the terms of which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Indenture, dated as of August 17, 2021, by and among IEA Energy Services LLC, the guarantors party thereto from time to time and Wilmington Trust National Association, as trustee, governing the 6.625% Senior Notes due 2029 (incorporated by reference to Exhibit 4.1 to IEA’s Current Report on Form 8-K (File No. 001-37796) filed August 17, 2021).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: October 7, 2022	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary